Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES FIRST QUARTER 2007 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 2Q07 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, April 25, 2007 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $1.7 million for the first quarter ended March 31, 2007, an improvement of $371,000 or 27.3% over net income of $1.4 million for the first quarter of 2006. Diluted earnings per share for the 2007 first quarter were $.15, as compared to diluted earnings per share of $.12 for the same quarter a year ago.

Net revenues for the first quarter ended March 31, 2007 totaled $60.6 million, an increase of approximately $2.3 million or 4.0% over the $58.3 million for the same quarter in 2006.

	(Unaudited)
($ in thousands, except per share amounts)	First Quarter Ended
	March 31,
Results of Operations	2007	2006
Revenues:
Staffing services	$28,015	$26,661
Professional employer service fees	32,573	31,624
Total revenues	60,588	58,285
Cost of revenues:
Direct payroll costs	21,142	19,851
Payroll taxes and benefits	23,911	22,837
Workers’ compensation	5,844	6,554
Total cost of revenues	50,897	49,242
Gross margin	9,691	9,043
Selling, general and administrative expenses	7,388	7,220
Depreciation and amortization	349	301
Income from operations	1,954	1,522
Other income, net	785	632
Income before taxes	2,739	2,154
Provision for income taxes	1,011	797
Net income	$1,728	$1,357
Basic earnings per share	$.15	$.12
Weighted average basic shares outstanding	11,255	11,076
Diluted earnings per share	$.15	$.12
Weighted average diluted shares outstanding	11,681	11,661

Barrett Business Services, Inc.

News Release – First Quarter 2007

April 25, 2007

              The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)
	First Quarter
(in thousands)	March 31,
	2007	2006
Revenues:
Staffing services	$28,015	$26,661
Professional employer services	229,513	208,674
Total revenues	257,528	235,335
Cost of revenues:
Direct payroll costs	216,628	195,965
Payroll taxes and benefits	23,911	22,837
Workers’ compensation	7,298	7,490
Total cost of revenues	247,837	226,292
Gross margin	$9,691	$9,043

Gross revenues of $257.5 million for the first quarter ended March 31, 2007 rose 9.4% over the similar period in 2006.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2007 and 2006 (in thousands):

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2007	2006	2007	2006	2007	2006
Revenues:
Staffing services	$28,015	$26,661	$—	$—	$28,015	$26,661
Professional
employer services	229,513	208,674	(196,940)	(177,050)	32,573	31,624
Total revenues	$257,528	$235,335	$(196,940)	$(177,050)	$60,588	$58,285
Cost of revenues:	$247,837	$226,292	$(196,940)	$(177,050)	$50,897	$49,242

Barrett Business Services, Inc.

News Release – First Quarter 2007

April 25, 2007

              William W. Sherertz, President and Chief Executive Officer, commented: “We are pleased with our record-level results for the first quarter both in terms of earnings and revenues.”

The following summarizes the unaudited consolidated balance sheets at March 31, 2007 and December 31, 2006.

	March 31,	December 31,
(in thousands)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$69,707	$69,874
Marketable securities	3,845	3,159
Trade accounts receivable, net	35,420	31,328
Prepaid expenses and other	2,551	1,940
Deferred income taxes	4,719	4,699
Workers’ compensation receivables for insured claims	225	225
Total current assets	116,467	111,225
Marketable securities	409	406
Goodwill, net	28,036	27,536
Intangibles, net	69	75
Property, equipment and software, net	13,383	13,502
Restricted marketable securities and workers’ compensation deposits	2,703	2,616
Other assets	1,718	2,143
Workers’ compensation receivables for insured claims	4,629	4,678
	$167,414	$162,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,842	$1,545
Accrued payroll, payroll taxes and related benefits	38,133	33,372
Income taxes payable	216	—
Other accrued liabilities	752	516
Workers’ compensation claims liabilities	3,441	3,843
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	7,447	7,519
Total current liabilities	52,056	47,020
Customer deposits	685	817
Long-term workers’ compensation claims liabilities	4,751	5,295
Long-term workers’ compensation liabilities for insured claims	2,962	3,011
Deferred income taxes	1,545	1,545
Deferred gain on sale and leaseback	762	793
Stockholders’ equity	104,653	103,700
	$167,414	$162,181

Barrett Business Services, Inc.

News Release – First Quarter 2007

April 25, 2007

Outlook for Second Quarter 2007

The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2007. The Company expects gross revenues for the second quarter of 2007 to range from $268 million to $273 million, an increase of approximately 5.1% over the second quarter of 2006, and anticipates diluted earnings per share for the second quarter of 2007 to range from $.40 to $.43 per share, an increase of approximately 15.3% over the $.36 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2007 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On April 26, 2007 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss first quarter 2007 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 5714299. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Thursday, April 26, 2007 at 12:00 p.m. PT and ending on May 4, 2007. To listen to the recording, dial (800) 642-1687 and enter conference identification code 5714299.

Statements in this release about future events or performance, including earnings expectations for the second quarter of 2007, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, collectibility of accounts receivable, and the use of $74 million in cash and marketable securities, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2006 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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